CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated August 23, 2019 and October 25, 2019, as listed in Appendix A, relating to the financial statements and financial highlights, which appear in each Fund’s Annual Report on Form N-CSR for the year or period ended June 30, 2019 or August 31, 2019, as listed in Appendix A. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 25, 2019

Appendix A

Fund Name	Year or Period End	Report Date
Invesco Global ESG Revenue ETF	8/31/2019	10/25/2019
Invesco Global Revenue ETF	8/31/2019	10/25/2019
Invesco Russell 1000 Low Volatility Factor ETF	8/31/2019	10/25/2019
Invesco Russell 1000 Momentum Factor ETF	8/31/2019	10/25/2019
Invesco Russell 1000 Quality Factor ETF	8/31/2019	10/25/2019
Invesco Russell 1000 Size Factor ETF	8/31/2019	10/25/2019
Invesco Russell 1000 Value Factor ETF	8/31/2019	10/25/2019
Invesco Russell 1000 Yield Factor ETF	8/31/2019	10/25/2019
Invesco S&P 500 Revenue ETF	8/31/2019	10/25/2019
Invesco S&P Financials Revenue ETF	8/31/2019	10/25/2019
Invesco S&P MidCap 400 Revenue ETF	8/31/2019	10/25/2019
Invesco S&P SmallCap 600 Revenue ETF	8/31/2019	10/25/2019
Invesco S&P Ultra Dividend Revenue ETF	8/31/2019	10/25/2019
Invesco Emerging Markets Revenue ETF	6/30/2019	8/23/2019
Invesco Emerging Markets Ultra Dividend Revenue ETF	6/30/2019	8/23/2019
Invesco International Revenue ETF	6/30/2019	8/23/2019
Invesco International Ultra Dividend Revenue ETF	6/30/2019	8/23/2019

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